At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
April 29, 2014

RFMD® DELIVERS MARCH 2014 QUARTERLY REVENUE OF $256 MILLION

GAAP GROSS MARGIN EXPANDS 740 BASIS POINTS YEAR-OVER-YEAR TO 38.8%, AND
NON-GAAP GROSS MARGIN EXPANDS 760 BASIS POINTS YEAR-OVER-YEAR TO 42%

COMPANY EXPECTS JUNE QUARTERLY NON-GAAP GROSS MARGIN TO EXPAND SEQUENTIALLY BY APPROXIMATELY 150 TO 200 BASIS POINTS

GREENSBORO, N.C., April 29, 2014

Quarterly Highlights:

▪	Quarterly Revenue Totals $256 Million

▪	GAAP Gross Margin Is 38.8% And GAAP Diluted EPS Is $(0.00), Versus 31.4% And $(0.06) In Q4 Fiscal 2013

▪	Non-GAAP Gross Margin Is 42.0% And Non-GAAP Diluted EPS Is $0.12, Versus 34.4% And $0.06 In Q4 Fiscal 2013

▪	In The June 2014 Quarter, RFMD Anticipates Revenue Of Approximately $305 Million And Non-GAAP EPS Of Approximately $0.17

RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency solutions, today reported financial results for the Company’s fiscal 2014 fourth quarter, ended March 29, 2014.

March quarterly revenue was $256.0 million. On a GAAP basis, quarterly gross margin was 38.8%, quarterly operating loss was $0.7 million, and quarterly net loss was $1.0 million, or $(0.00) per share.

On a non-GAAP basis, quarterly gross margin was 42.0%, quarterly operating income was $33.6 million, or 13.1% of sales, and quarterly net income was $33.4 million, or $0.12 per diluted share.

Strategic Highlights

▪	RFMD announced a definitive merger agreement under which RFMD and TriQuint Semiconductor, Inc. (Nasdaq: TQNT) will combine in an all-stock transaction, creating a new leader in RF solutions

▪	RFMD’s Cellular Products Group (CPG) introduced “RF Fusion,” a complete RF front end solution for 4G world phones and tablets

▪
CPG supported the successful launch of a new flagship Android smartphone with multiple high-performance 3G/4G components, including antenna control solutions and envelope tracking- (ET-) enabled power amplifiers

▪	RFMD teamed with North Carolina State University on a $70 Million Department of Energy power electronics development award

▪	RFMD’s Multi-Market Products Group (MPG) was awarded a $9.7M U.S. Air Force contract to produce millimeter wave GaN integrated circuits

▪	MPG won the CableFAX Tech Award for green technology for its GaN amplifiers for DOCSIS 3.1

GAAP RESULTS
(in millions, except
percentages and per	Q4 Fiscal	Q3 Fiscal	Change		Q4 Fiscal	Change
share data)	2014	2014	vs. Q3 2014		2013	vs. Q4 2013
Revenue	$256.0	$288.5	(11.3)%		$280.6	(8.8)%
Gross Margin	38.8%	37.3%	1.5	ppt	31.4%	7.4	ppt
Operating (Loss) Income	$(0.7)	$15.4	$(16.1)		$1.7	$(2.4)
Net (Loss) Income	$(1.0)	$6.2	$(7.2)		$(16.0)	$15.0
Diluted EPS	$(0.00)	$0.02	$(0.02)		$(0.06)	$0.06

NON-GAAP RESULTS
(excluding share-based compensation, amortization and impairment of intangibles, acquisition-related costs, intellectual property rights (IPR) litigation costs, start-up costs, restructuring and disposal costs, certain consulting costs, (gain) loss on PP&E, income from equity investment, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q4 Fiscal	Q3 Fiscal	Change		Q4 Fiscal	Change
share data)	2014	2014	vs. Q3 2014		2013	vs. Q4 2013
Gross Margin	42.0%	39.7%	2.3	ppt	34.4%	7.6	ppt
Operating Income	$33.6	$40.0	$(6.4)		$20.6	$13.0
Net Income	$33.4	$36.4	$(3.0)		$17.1	$16.3
Diluted EPS	$0.12	$0.13	$(0.01)		$0.06	$0.06

Financial Outlook
RFMD currently believes the demand environment in its end markets supports the following expectations and projections for the June 2014 quarter:

▪	RFMD expects quarterly revenue to increase approximately 19% sequentially to approximately $305 million

▪	RFMD expects non-GAAP gross margin to expand sequentially by approximately 150 to 200 basis points

▪	RFMD expects non-GAAP operating expenses to be approximately flat sequentially

▪	RFMD expects a non-GAAP tax rate of approximately 15%

▪	RFMD expects non-GAAP EPS of approximately $0.17

RFMD’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “RFMD is executing on multiple long-term structural initiatives that are enhancing our operating model and delivering robust improvements in gross margin, operating income, and earnings per share.

“In the June quarter and beyond, RFMD anticipates revenue growth ahead of the growth rate of our underlying markets, supported by distinct, long-term growth drivers, like the deployment of TD-LTE in China, two-by-two

MIMO Wi-Fi connectivity in smartphones, additional 3G bands in entry smartphones, additional 4G bands in feature phones, and the advent of new technologies, like envelope tracking, carrier aggregation, and transmit MIMO.

“RFMD’s diversified growth strategy is also driving additional growth opportunities in new categories, like antenna tuning, impedance tuning, diversity switches, power management circuits, highly integrated receive modules, and, soon, our RF Fusion, which is a complete RF front end solution for 4G world phones and tablets.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “RFMD’s March 2014 quarterly non-GAAP gross margin of 42.0% represents 760 basis points of year-over-year margin expansion, versus 34.4% in the prior-year period. In the June 2014 quarter, we anticipate continued margin expansion of approximately 150 to 200 basis points, and we believe RFMD is on a path to achieve industry-leading gross margin.

“RFMD is executing on a diversified growth strategy, expanding gross margin, and managing expenses to our financial model, and we are projecting robust operating leverage and EPS growth. On the balance sheet, we continue to expect capital expenditures of approximately 4-5% of annual revenue and strong free cash flow. Subsequent to the close of the March quarter, RFMD retired the remaining principal balance of $87.5 million of convertible subordinated notes, and RFMD today is debt free.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income (loss) and operating margin, (iii) non-GAAP net income (loss), (iv) non-GAAP net income (loss) per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables on pages 9 and 10 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations” tables on page 11.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, and adjustments for disposal costs and restructuring and acquisition-related costs. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to disposal costs and restructuring and acquisition-related costs, do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income (loss) and operating margin. Non-GAAP operating income (loss) and operating margin exclude share-based compensation expense, amortization and impairment of intangible assets, disposal costs, restructuring and acquisition-related costs, certain consulting costs, intellectual property rights (IPR) litigation costs, loss on PP&E and start-up costs. We believe that presentation of a measure of operating income (loss) and operating margin that excludes amortization and impairment of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that disposal costs, restructuring and acquisition-related costs, certain consulting costs, IPR litigation costs, loss on PP&E and start-up costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income (loss) and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share exclude the effects of share-based compensation expense, amortization and impairment of intangible assets, disposal costs, restructuring and acquisition-related costs, certain consulting costs, IPR litigation costs, loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, income from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income (loss) and net income (loss) per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income (loss) and operating margin. We believe disclosure of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, certain consulting costs, and IPR litigation costs. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, certain consulting costs, and IPR litigation costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. RFMD defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD's convertible subordinated notes and any borrowings under our credit facility. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD's indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EST today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under "Investors"). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3030 and entering pass code 4678178.

About RFMD

RFMD (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency solutions. RFMD's products enable worldwide mobility, provide enhanced connectivity, and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or Wi-Fi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises, and communications equipment providers. RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. For more information, please visit RFMD's web site at rfmd.com.
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability and the impact of stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013
Revenue	$255,999	$280,603	$1,148,231	$964,147

Costs and expenses:
Cost of goods sold	156,720	192,387	743,304	658,332
Research and development	49,362	48,740	197,269	178,793
Marketing and selling	18,291	18,652	74,672	68,674
General and administrative	15,412	16,508	76,732	64,242
Other operating expense	16,956	2,659	28,913	9,786
Total costs and expenses	256,741	278,946	1,120,890	979,827

(Loss) income from operations	(742)	1,657	27,341	(15,680)
Other expense	(413)	(2,593)	(3,468)	(10,219)

(Loss) income before income taxes	$(1,155)	$(936)	$23,873	$(25,899)
Income tax benefit (expense)	109	(15,025)	(11,231)	(27,100)

Net (loss) income	$(1,046)	$(15,961)	$12,642	$(52,999)

Net (loss) income per share, diluted	$(0.00)	$(0.06)	$0.04	$(0.19)

Weighted average outstanding diluted shares	282,606	279,612	288,074	278,602

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 29, 2014	December 28, 2013	March 30, 2013

GAAP operating (loss) income	$(742)	$15,392	$1,657
Share-based compensation expense	5,151	4,882	6,695
Amortization of intangible assets	7,455	7,219	7,327
Impairment of intangibles	11,300	—	—
Restructuring and disposal costs	4,302	3,013	2,212
Certain consulting costs	865	3,430	—
IPR litigation costs	2,519	2,333	1,264
Acquisition related costs	2,228	3,068	1,328
Other expenses (including loss on PP&E and start-up costs)	527	628	125
Non-GAAP operating income	33,605	39,965	20,608

GAAP net (loss) income	(1,046)	6,235	(15,961)
Share-based compensation expense	5,151	4,882	6,695
Amortization of intangible assets	7,455	7,219	7,327
Impairment of intangibles	11,300	—	—
Restructuring and disposal costs	4,302	3,013	2,212
Certain consulting costs	865	3,430	—
IPR litigation costs	2,519	2,333	1,264
Acquisition related costs	2,228	3,068	1,328
Other expenses (including loss on PP&E and start-up costs)	527	628	125
Non-cash interest expense on convertible subordinated notes	1,361	1,277	1,266
Income from equity investment	(398)	(14)	(95)
Tax adjustments	(903)	4,289	12,932

Non-GAAP net income	$33,361	$36,360	$17,093

GAAP weighted average outstanding diluted shares	282,606	287,920	279,612
Diluted share-based awards	6,903	—	5,930
Non-GAAP weighted average outstanding diluted shares	289,509	287,920	285,542

Non-GAAP net income per share, diluted	$0.12	$0.13	$0.06

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 29, 2014		December 28, 2013		March 30, 2013
GAAP gross margin	$99,279	38.8%	$107,523	37.3%	$88,216	31.4%
Adjustment for intangible amortization	6,269	2.4%	6,032	2.0%	6,302	2.2%
Adjustment for share-based compensation	645	0.3%	833	0.3%	1,127	0.4%
Restructuring and disposal costs	1,400	0.5%	13	—%	423	0.2%
Acquisition related costs	—	—%	184	0.1%	582	0.2%
Non-GAAP gross margin	$107,593	42.0%	$114,585	39.7%	$96,650	34.4%

Three Months Ended
Non-GAAP Operating Income	March 29, 2014
(as a percentage of sales)

GAAP operating loss	(0.3)%
Share-based compensation expense	2.0
Amortization of intangible assets	2.9
Impairment of intangibles	4.4
Restructuring and disposal costs	1.7
Certain consulting costs	0.3
IPR litigation costs	1.0
Acquisition related costs including integration and restructuring expenses	0.9
0.2
Non-GAAP operating income	13.1%

Free Cash Flow (1)	Three Months Ended
March 29, 2014
(In millions)

Net cash provided by operating activities	$31.7
Purchases of property and equipment	(7.3)
Free cash flow	$24.4

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 29, 2014	December 28, 2013	March 30, 2013
GAAP research and development expense	$49,362	$50,378	$48,740
Less:
Share-based compensation expense	1,756	1,763	1,938
Other expense	—	580	—
Non-GAAP research and development expense	$47,606	$48,035	$46,802

	Three Months Ended
	March 29, 2014	December 28, 2013	March 30, 2013
GAAP marketing and selling expense	$18,291	$18,054	$18,652
Less:
Share-based compensation expense	923	1,008	975
Amortization of intangible assets	1,186	1,187	1,025
Non-GAAP marketing and selling expense	$16,182	$15,859	$16,652

	Three Months Ended
	March 29, 2014	December 28, 2013	March 30, 2013
GAAP general and administrative expense	$15,412	$17,766	$16,508
Less:
Share-based compensation expense	1,827	1,278	2,655
Certain consulting costs	865	3,430	—
IPR litigation costs	2,519	2,333	1,264
Non-GAAP general and administrative expense	$10,201	$10,725	$12,589

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 29, 2014	March 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$171,898	$101,662
Short-term investments	72,067	77,987
Accounts receivable, net	137,417	143,647
Inventories	125,703	161,193
Other current assets	30,333	31,748
Total current assets	537,418	516,237

Property and equipment, net	195,996	191,526
Goodwill	103,901	104,846
Intangible assets, net	54,990	93,197
Long-term investments	3,841	4,281
Other non-current assets	24,166	21,912
Total assets	$920,312	$931,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$131,607	$179,228
Current portion of long-term debt, net	87,263	—
Other current liabilities	1,103	6,486
Total current liabilities	219,973	185,714

Long-term debt, net	—	82,035
Other long-term liabilities	23,988	25,236
Total liabilities	243,961	292,985

Shareholders’ equity	676,351	639,014

Total liabilities and shareholders’ equity	$920,312	$931,999